INVESTMENT ADVISORY AGREEMENT

                                   SCHEDULE A

                     SERIES OF INSTITUTIONAL LIQUIDITY TRUST



GOVERNMENT MASTER SERIES
GOVERNMENT RESERVES MASTER SERIES
MUNICIPAL MASTER SERIES
TAX-EXEMPT MASTER SERIES
TREASURY RESERVES MASTER SERIES



Date: July 27, 2007

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                          INVESTMENT ADVISORY AGREEMENT

                                   SCHEDULE B

                     SERIES OF INSTITUTIONAL LIQUIDITY TRUST

                   RATE OF COMPENSATION BASED ON EACH SERIES'
                   ------------------------------------------
                            AVERAGE DAILY NET ASSETS
                            ------------------------


--------------------------------------------------------------------------------
GOVERNMENT MASTER SERIES                                         .05%
--------------------------------------------------------------------------------
GOVERNMENT RESERVES MASTER SERIES                                .05%
--------------------------------------------------------------------------------
MUNICIPAL MASTER SERIES                                          .05%
--------------------------------------------------------------------------------
TAX-EXEMPT MASTER SERIES                                         .05%
--------------------------------------------------------------------------------
TREASURY RESERVES MASTER SERIES                                  .05%
--------------------------------------------------------------------------------



Date: July 27, 2007